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                                                                    EXHIBIT 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-4 (File No. 33-4520, 33-4520-01) and Form S-8 (File No. 33-34295) of our
report dated, March 2, 1999, on our audits of the consolidated financial statements of RACI Holding, Inc., and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 30, 1999